UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2006

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2005 the Board of Directors of SSA Global Technologies, Inc. (the “Company”) amended individual stock option agreements (collectively, the “Amended Option Agreements”) of certain officers and non-officer employees, to conform to the requirements of Internal Revenue Code Section 409A and related regulations.  The Company filed a current report on Form 8-K on December 20, 2005 with respect to the Amended Option Agreements.  Pursuant to the Amended Option Agreements, on January 31, 2006 the Company entered into Stock Unit Award Agreements (the “Agreements”) with three of its executive officers, Michael Greenough, Kirk Isaacson, and Graeme Cooksley  (collectively, the “Grantees”).  Under the Agreements the Grantees were awarded the following amounts of stock units (the “Units”): 169,406, 11,599, and 43,760 for Mr. Greenough, Mr. Isaacson, and Mr. Cooksley, respectively.

Under the Agreements, the Units convert automatically into shares of the Company’s common stock, par value $0.01 per share, on a 1-for-1 basis, on July 1, 2008 or earlier in the event of death or termination under certain circumstances as specified therein.  Under the Agreements the Grantees are prohibited from selling, assigning, or otherwise disposing of the Units in their lifetimes.

The foregoing summary of the Agreements is qualified in its entirety by reference to the Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: February 7, 2006	/s/Kirk Isaacson
Kirk Isaacson
Executive Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2003 Equity Incentive Plan Stock Unit Award Agreement